Exhibit 10.10

AMENDMENT TO

THE 2004 LONG-TERM CASH INCENTIVE PLAN

The AnnTaylor Stores Corporation 2004 Long-Term Cash Incentive Plan (“LTCIP”) is hereby amended effective as of March 13, 2008 (the “Effective Date”) as set forth below.

Section 6(a) of the LTCIP is hereby amended in its entirety as follows:

“(a) Payment of an Award (if any) for a Performance Cycle will be made in cash promptly following the end of the Performance Cycle to which it relates and following the certification by the Committee pursuant to Section 5(f) (but in no event later than the last day of the “applicable 2 1/2 month period”, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A)).”

Except as set forth above, the LTCIP is hereby ratified and affirmed in all respects.